                                                                EXHIBIT 99.15(a)


                            CLASS B DISTRIBUTION PLAN

                                       OF

                  MERRILL LYNCH CORPORATE HIGH YIELD FUND, INC.

                             PURSUANT TO RULE 12b-1

            DISTRIBUTION PLAN made as of the ____ day of ___________, 1998 by and between Merrill Lynch Corporate High Yield Fund, Inc., a Maryland corporation (the "Fund"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

            WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

            WHEREAS, the Fund proposes to enter into a Class B Shares Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Fund in the offer and sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund to the public; and

            WHEREAS, the Fund desires to adopt this Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay an account maintenance fee and a distribution fee to MLFD with respect to the Fund's Class B Shares; and

            WHEREAS, the Directors of the Fund have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

            NOW, THEREFORE, the Fund hereby adopts, and MLFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

            1. The Fund shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 3 hereof for account maintenance activities with respect to Class B shareholders of the Fund.

            2. The Fund shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0.50% of average daily net assets of the Fund relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 3 hereof for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Fund. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Fund, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitation set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

            3. The Fund hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

            4. MLFD shall provide the Fund for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

            5. The Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

            6. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

            7. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

            8. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Directors of the Fund in the manner provided for in Paragraph 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 5 hereof.

            9. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

            10. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

            IN WITNESS WHEREOF, the parties hereto have executed the Plan as of the date first above written.


                              MERRILL LYNCH CORPORATE HIGH YIELD FUND, INC.



                              By:    ______________________________________
                              Name:  ______________________________________
                              Title: ______________________________________



                              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                              By:    ______________________________________
                              Name:  ______________________________________
                              Title: ______________________________________

                 CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT


            AGREEMENT made as of the _____ day of __________, 1998 by and between Merrill Lynch Funds Distributor, Inc. ("MLFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Securities Firm").

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, MLFD has entered into an agreement with Merrill Lynch Corporate High Yield Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Fund; and

            WHEREAS, MLFD and Fund have entered into a Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B shares for account maintenance services related to the Class B shares of the Fund and a distribution fee from the Fund at the annual rate of 0.50% of average daily net assets of the Fund relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares; and

            WHEREAS, MLFD desires the Securities Firm to perform certain Account maintenance activities and sales and promotional activities and services for the Fund's Class B shareholders and the Securities Firm is willing to perform such services;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

            1. The Securities Firm shall provide account maintenance activities with respect to the Class B shares of the Fund of the types referred to in Paragraph 1 of the Plan.

            2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Fund, and incur distribution expenditures of the types referred to in paragraph 2 of the Plan.

            3. As compensation for its activities and services performed under this Sub-Agreement, MLFD shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

            4. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 4 of the Plan.

            5. This Sub-Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan or this Sub-Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

            6. This Sub-Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

            7. This Sub-Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                              MERRILL LYNCH FUNDS DISTRIBUTOR, INC.


                              By:    _________________________________________
                              Name:  _________________________________________
                              Title: _________________________________________



                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED


                              By:    _________________________________________
                              Name:  _________________________________________
                              Title: _________________________________________


                                        2